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                                                                    EXHIBIT 16.1

                                LARRY LEGEL, CPA

                           PRACTICE CONCENTRATING IN
                            TAXATION AND SECURITIES

                       5100 N. FEDERAL HIGHWAY, SUITE 409
                           FT. LAUDERDALE, FL  33308

                             (954) 493-8900  OFFICE
                               (954)493-8300  FAX



OCTOBER 17, 1996


SECURITIES AND EXCHANGE COMMISSION
450 - FIFTH STREET, N.W.
WASHINGTON, D.C. 20549

         RE:     VISITORS SERVICES INTERNATIONAL CORP.
                 (FORMERLY DYNASTY CAPITAL CORPORATION)
                 FILE NO. 33-11059-A

DEAR SIR OR MADAM:

         I have reviewed Item 4 of the Form 8-K of Visitors Services International Corp. (formerly Dynasty Capital Corporation) dated October 17, 1996. Please be advised that I am in concurrence with the disclosures set forth therein as they relate to me.

Sincerely,

/s/ Larry Legel, CPA

Larry Legel, CPA